UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 21, 2009, Pinnacle Entertainment, Inc. (the “Company”) received a letter from the Executive Director of the Missouri Gaming Commission (the “MGC”) stating that at the MGC’s meeting on January 27, 2010, the MGC staff will recommend that the casino license for the Company’s President Casino be revoked and the casino discontinue operations as of July 1, 2010. The letter stated that the MGC is no longer able to allow licensure of what it believes to be an obsolete and underachieving gaming facility. On January 22, 2010, the Company filed a petition with the Missouri Court of Appeals, Western District, seeking a stay of the MGC’s proceedings. This decision by the MGC does not affect either Lumiére Place or our River City facility in St. Louis County, which we expect to open in March 2010.

A copy of the letter from the Executive Director of the MGC is attached as Exhibit 99.1 to this Current Report.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Letter dated January 20, 2010 from the Executive Director of the Missouri Gaming Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: January 22, 2010	By:	/s/ Steven H. Capp
Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Letter dated January 20, 2010 from the Executive Director of the Missouri Gaming Commission